Exhibit 99.1

News Contact:
+1 (813) 204-4099
investors@lazydays.com

Lazydays Holdings, Inc. Provides Preliminary Second Quarter Results

Tampa, FL (July 13, 2020) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) provided preliminary results for the quarter ending June 30, 2020. Given the unique business environment created by the COVID-19 pandemic the Company believes it is helpful to provide preliminary results, including a month-by-month breakout of preliminary key financial measures for the quarter. It is important to note that these results are preliminary, have not been subjected to a quarterly review and should be read in conjunction with the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2020, which the Company expects to file in early August 2020. Preliminary Revenue for the quarter is $214 million and net income $7 million. Preliminary key metrics by month are provided below, as well as a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income.

April 2020 Preliminary Results

●	RV unit sales decreased 11% to 636 units versus 711 units in April 2019
●	Total Revenue decreased 30% to $41 million compared to $59 million in April 2019
●	Adjusted EBITDA decreased 88% to $0.5 million versus $3.9 million in April 2019
●	In April most states were still under shelter in place orders, which the Company believes significantly impacted customer demand.

May 2020 Preliminary Results

●	RV unit sales increased 55% to 1175 units versus 759 units in May 2019
●	Total Revenue increased 38% to $83 million compared to $60 million in May 2019
●	Adjusted EBITDA increased 98% to $7.0 million versus $3.6 million in May 2019

June 2020 Preliminary Results

●	RV unit sales increased 81% to 1124 units versus 622 units in June 2019
●	Total Revenue increased 82% to $90 million compared to $50 million in June 2019
●	Adjusted EBITDA increased 212% to $7.6 million versus $2.4 million in June 2019

Quarter ending June 30, 2020 Preliminary Results

●	RV unit sales increased 40% to 2935 units versus 2092 units in the second quarter of 2019
●	Total Revenue increased 30% to $214 million compared to $169 million in the second quarter of 2019
●	Adjusted EBITDA increased 52% to $15.1 million versus $9.9 million in the second quarter of 2019
●	The Company ended the quarter with a cash balance of $62 million
●	The Company believes its inventory levels are growing again as OEMs continue to ramp up production of new RVs
●	Demand in July continues to be strong

ABOUT LAZYDAYS RV

Lazydays, The RV Authority®, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays has dealerships located at The Villages, Florida; Tucson and Phoenix, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee; and Loveland and Denver, Colorado. Lazydays also has a dedicated Service Center location near Houston, Texas. Offering the nation’s largest selection of leading RV brands, Lazydays features over 3,000 new and pre-owned RVs, more than 400 service bays and two on-site campgrounds with over 700 RV campsites. In addition, Lazydays RV Accessories & More™ stores offer thousands of accessories and hard-to-find parts at dealership locations.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays consistently provides the best RV purchase, service, and ownership experience, which is why RVers and their families keep returning to Lazydays year after year, calling it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.” Additional information can be found here.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements on expected customer demand, RV Unit Sales, Total Revenue, Net Income, Inventory and Adjusted EBITDA, and statements regarding Lazydays’ expectations regarding the impact of its recently acquired dealership in Phoenix, Arizona, and its greenfield start-up near Nashville, Tennessee, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global, national and local impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Disclaimer

Information in this news release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The preliminary results in this press release should not be read as an indication of the Company’s future financial position or results of operations. The extent and duration of the COVID-19 pandemic, and its short and long-term effects on the Company’s business, financial position and results of operations is impossible to predict.

Non-GAAP Financial Measure

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

●

as a measurement of operating performance to assist in comparing the operating performance of the Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;

●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of the Company’s operational strategies; and

●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company defines Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and loss on sale of property and equipment. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

A reconciliation of preliminary net income to preliminary EBITDA and preliminary Adjusted EBITDA for the periods presented follows:

	(Unaudited) For the month ended			Three Months Ended
	April 30, 2020	May 31, 2020	June 30, 2020	June 30, 2019
EBITDA
Net income	$(848)	$4,159	$3,885	$7,196
Interest expense, net	728	662	629	2,019
Depreciation and amortization of property and equipment	524	530	570	1,624
Amortization of intangible assets	349	349	349	1,047
Income tax expense (estimated)	(181)	1,458	1,652	2,929
Subtotal EBITDA	572	7,100	7,315	14,987
Floor plan interest	(244)	(180)	(141)	(565)
LIFO adjustment	0	-	240	240
Transaction costs	(86)	116	14	44
Loss on sale of property and equipment	-	-	6	6
Severance costs/Other	-	-	-	-
Stock-based compensation	218	5	117	340
Adjusted EBITDA	$460	$7,041	$7,551	$15,052

	(Unaudited) For the month ended			Three Months Ended
	April 30, 2019	May 31, 2019	June 30, 2019	June 30, 2019

EBITDA
Net income	$1,384	$1,160	$(686)	$1,858
Interest expense, net	887	873	771	2,531
Depreciation and amortization of property and equipment	558	560	569	1,687
Amortization of intangible assets	318	318	317	953
Income tax expense (estimated)	660	564	875	2,099
Subtotal EBITDA	3,807	3,475	1,846	9,128
Floor plan interest	(405)	(389)	(255)	(1,049)
LIFO adjustment		-	359	359
Transaction costs	34	26	27	87
Loss on sale of property and equipment	-	-	-	-
Severance costs/Other	-	-	272	272
Stock-based compensation	495	444	173	1,112
Adjusted EBITDA	$3,931	$3,556	$2,422	$9,909